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                                EXHIBIT 2.01

                         ARTICLES OF INCORPORATION





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                              STATE OF OREGON
                           DEPARTMENT OF COMMERCE
                            CORPORATION DIVISION

                            BUSINESS CORPORATION
                         ARTICLES OF INCORPORATION
                                (ORS 57.311)

ARTICLE 1.     Name of Corporation WESTAQ Network, Inc.
----------                         ----------------------------------------

(The corporate name must contain the word "Corporation", "Company", "Incorporated", or "Limited" or an abbreviation of one of such words).


ARTICLE 2.     Name of initial registered agent Phyllis L. Haaland
----------                                      ---------------------------
     Street address of initial registered office

   382 S. W. Hamilton Ct.      Portland, OR                  97201
---------------------------------------------------------------------------
   (Street and Number)        (City and State)               (Zip Code)


ARTICLE 3.     Address where Division may mail notices
----------
   382 S. W. Hamilton Ct.      Portland, OR                  97201
---------------------------------------------------------------------------
   (Street and Number)        (City and State)               (Zip Code)


ARTICLE 4.     Purpose or purposes for which corporation is organized
----------

     The corporation shall engage in the business of providing electronic information services and any other lawful activity.

ARTICLE 5.     Aggregate number of shares which the corporation shall have
----------     authority to issue shall be 10,000,000 shares with
               $0.001 par value.

(Insert statement as to par value of each share or a statement that all of such shares are to be without par value.)

ARTICLE 6.     Names and addresses of the persons who are to serve as
----------     initial directors until the first annual meeting of
               shareholders or until their successors are elected and shall qualify.

     Name                     Address
-------------------      -----------------------------------------------
Phyllis L. Haaland       382 S.W. Hamilton Ct., Portland, OR 97201
-------------------      -----------------------------------------------
-------------------      -----------------------------------------------


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ARTICLE 7.     (Optional provisions for the regulation of the internal
----------     affairs of the corporation as may be appropriate.  If none, leave blank.)


ARTICLE 8.     Name and address of each incorporator
----------

     Name                     Address
-------------------      -----------------------------------------------
Phyllis L. Haaland       382 S.W. Hamilton Ct., Portland, OR 97201
-------------------      -----------------------------------------------

     We, the undersigned incorporators, declare under penalties of perjury that we have examined the foregoing and, to the best of our knowledge and belief, it is true, correct and complete. (Those named in Article 8 should sign here.)

/s/ Phyllis L. Haaland
-------------------------
(Signature)

Dated June 15, 1987.
      --------------

Person to contact about this filing.

  Phyllis L. Haaland          (503) 241-1330
  ------------------          ---------------
        NAME                    PHONE NUMBER

Submit the original and one true copy to the Corporation Division, Commerce Building, 158 12th Street NE, Salem, Oregon 97310, with the filing fee of $20 and license fee of $20 total $40.

                                                If you have any questions
                                                     please call 378-4752


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